UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017 (November 22, 2017)

BALTIA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

New York	001-14519	11-2989648
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hangar G 169 NY-17K, Suite U-14 Newburgh, NY	12550
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (845) 787-4670

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.02 Termination of a Material Definitive Agreement

On August 30, 2017, Baltia Air Lines, Inc. dba USGlobal Airways (the “Company”) entered into a stock purchase agreement (the “Agreement”) with AerLine Holdings Inc. (“AerLine”) for the purchase of all of the issued and outstanding shares of capital stock of Songbird Airways, Inc. (“Songbird”), a wholly owned subsidiary of AerLine, for an aggregate purchase price of $6,500,000 (the “Acquisition”) to be paid in cash, plus any amounts related to certain pre-paid assets of Songbird. The Acquisition was scheduled to close no later than October 31, 2017. In connection with the Agreement, the Company made a good-faith deposit of $1,000,000 with a third party escrow agent, which funds were released to AerLine on September 1, 2017.

The Company received a letter, dated November 22, 2017, from AerLine terminating the Agreement as a result of the Company’s failure to proceed with the closing as scheduled.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines, Inc.

Date: November 29, 2017	By:	/s/ Anthony D. Koulouris
Anthony D. Koulouris
President